UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2006
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

Seven Sylvan Way Parsippany, NJ (Address of principal executive office)	07054 (Zip Code)
Registrant’s telephone number, including area code: (973) 753-6000
None

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
On December 12, 2006, Wyndham Worldwide Corporation held its Investor Day in New York City. In connection with Investor Day, on December 12, 2006 the Company furnished to the Commission as Exhibit 99.1 to a Form 8-K certain of the presentation slides presented by senior management.
The presentation slides entitled “2006 Nine Month Revenues and EBITDA by Business Unit”, “Wyndham Worldwide has Demonstrated Solid Financial Growth” and “Expected Adjusted Income Statement” contained a summation error in the full year 2006 guidance for the Company’s total revenues. The Company is revising and increasing its guidance for full year 2006 total revenues from a range of $3,670 million - $3,770 million to a range of $3,790 million - $3,840 million and reaffirms its prior guidance for its full year 2006 individual business unit revenues. The Company reaffirms its prior guidance for full year 2006 adjusted EBITDA and full year 2007 revenues and adjusted EBITDA.
The Company is also revising and increasing its guidance for fourth quarter 2006 total revenues, provided in the presentation slide entitled “2006 Nine Month Revenue Components”, from a range of $794 million - $894 million to a range of $918 million - $968 million.
The revised presentation slides for “2006 Nine Month Revenues and EBITDA by Business Unit”, “2006 Nine Month Revenue Components”, “Wyndham Worldwide has Demonstrated Solid Financial Growth” and “Expected Adjusted Income Statement” are furnished as Exhibit 99.1 to this Form 8-K/A and incorporated by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report:
Exhibit 99.1 — Wyndham Worldwide Corporation Investor Day presentation slides, dated December 12, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: December 15, 2006	By:	/s/ Virginia M. Wilson
Virginia M. Wilson
Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K/A
Report Dated December 15, 2006
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Wyndham Worldwide Corporation Investor Day presentation slides, dated December 12, 2006.